Exhibit 99.1

Contact:	Tom Brooker/John Patenaude	Rich Coyle
	Nashua Corporation	Sard Verbinnen
	847-318-1797/603-880-2145	212-687-8080
NASHUA REPORTS FIRST QUARTER 2008 RESULTS
     NASHUA, N.H., April 30, 2008 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels and thermal specialty papers, today announced financial results for the first quarter ended March 28, 2008.
Net sales for the first quarter of 2008 were $63.9 million, compared to $65.2 million for the first quarter of 2007. Gross margin for the first quarter of 2008 was $9.9 million, or 15.4%, compared to $11.5 million, or 17.6%, for the first quarter of 2007. Nashua reported a loss from continuing operations before taxes of $0.6 million in the first quarter of 2008 compared to income from continuing operations before taxes of $1.1 million in the first quarter of 2007. Net loss was $0.4 million, or $0.07 per share, for the first quarter of 2008, compared to net income of $0.9 million, or $0.15 per share, for the first quarter of 2007. Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) was $0.9 million for the first quarter of 2008, compared to $2.4 million for the first quarter of 2007.
The first quarter of 2007 included income from discontinued operations of $0.3 million related to the recovery of legal fees associated with the favorable conclusion of the Cerion litigation.
Business Segment Highlights
Nashua’s Label Products segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales of $26.0 million and gross margin of $3.8 million, or 14.6%, for the first quarter of 2008. For the first quarter of 2007, net sales were $28.2 million and gross margin was $5.0 million, or 17.9%.
Sales in the Label Products segment declined $2.2 million, or 7.8%, primarily as a result of lower sales in the automatic identification product line. The sales shortfall is attributable to

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an inventory build up by a major customer in the fourth quarter of 2007. Margins were negatively impacted primarily as a result of the lower volume.
Nashua’s Specialty Paper Products segment, which includes the paper coating and converting businesses, reported net sales of $38.6 million and gross margin of $5.9 million, or 15.3%, for the first quarter of 2008. For the first quarter of 2007, net sales were $38.0 million and gross margin was $6.3 million, or 16.6%.
Sales in the Specialty Paper Products segment increased 1.6% mainly due to incremental volume in our thermal product line. Margins declined primarily due to competitive pricing in the marketplace.
Thomas Brooker, President and Chief Executive Officer, stated, “We continue to focus our efforts on increasing sales and profitability. We are aggressively working on productivity improvement, waste reduction and cost containment.”
Use of Non-GAAP Measures
EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding back net interest expense, income tax expense, depreciation and amortization to net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because EBITDA may not be calculated in the same manner by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide-format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “should,” “will,” “expects,” “anticipates,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated.

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Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.
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First Quarter 2008 Earnings Results
NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended March 28, 2008 and March 30, 2007, respectively	Three Months
Dollars in thousands, except per share amounts (Unaudited)	2008	2007
Net sales	$63,926	$65,169
Cost of products sold	54,068	53,718

Gross margin	$9,858	$11,451
Gross margin %	15.4%	17.6%

Selling, distribution and administrative expenses	10,013	10,183
Research and development expenses	186	274
Loss from equity investment	37	71
Interest expense	163	84
Interest income	(48)	(8)
Change in fair value of interest rate swap	360	36
Other income (1)	(264)	(285)

Income (loss) from continuing operations before income taxes (benefit)	(589)	1,096

Income tax provision (benefit)	(236)	459

Income (loss) from continuing operations	(353)	637

Income from discontinued operations, net of taxes(2)	—	289

Net income (loss)	$(353)	$926

Earnings per share:
Income (loss) from continuing operations	$(0.07)	$0.10

Income from discontinued operations	—	0.05

Net income (loss) per common share	$(0.07)	$0.15

Average common shares	5,396	6,140

Income (loss) per common share from continuing operations assuming dilution	$(0.07)	$0.10
Income per common share from discontinued operations assuming dilution	—	0.05

Net income (loss) per common share assuming dilution	$(0.07)	$0.15

Average common and potential common shares	5,396	6,199

(1)	Other income for the three months ended March 28, 2008 and March 30, 2007 represents income from the deferred gain from the sale of real estate and royalty income from the sale of toner formulations.

(2)	Income from discontinued operations for the three months ended March 30, 2007 represents reimbursement of our deductible related to the Cerion litigation which was dismissed by the courts.

First Quarter 2008 Earnings Results
NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 28	December 31
Dollars in thousands	2008	2007
Assets
Cash and cash equivalents	$3,740	$7,388
Accounts receivable	28,593	29,375
Inventories	22,874	19,998
Other current assets	2,977	2,828

Total current assets	58,184	59,589

Plant and equipment, net	22,790	23,291
Goodwill, net of amortization	31,516	31,516
Intangibles, net of amortization	306	331
Other assets	13,204	12,975

Total assets	$126,000	$127,702

Liabilities and Shareholders’ Equity
Accounts payable	$14,852	$14,432
Accrued expenses	6,824	9,185
Current maturities of long-term debt	1,875	1,875
Current maturities of notes payable	31	31

Total current liabilities	23,582	25,523

Long-term debt	10,925	10,925
Notes payable	13	18
Other long-term liabilities	30,196	29,728

Total long-term liabilities	41,134	40,671

Common stock and additional capital	20,332	20,203
Retained earnings	59,295	59,648
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(18,343)	(18,343)

Total shareholders’ equity	61,284	61,508

Total liabilities and shareholders’ equity	$126,000	$127,702

First Quarter 2008 Earnings Results
NASHUA CORPORATION
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended March 28, 2008 and March 30, 2007, respectively	Three Months
In thousands (Unaudited)	2008	2007
Net income (loss) from continuing operations	$(353)	$637
Add back:
Interest expense	163	84
Interest income	(48)	(8)
Change in fair value of interest rate swap	360	36
Income tax provision (benefit)	(236)	459
Depreciation and amortization	1,051	1,219

Earnings from continuing operations before interest, taxes, depreciation and amortization	$937	$2,427

First Quarter 2008 Earnings Results
NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended March 28, 2008 and March 30, 2007, respectively	Three Months
Dollars in thousands (Unaudited)	2008	2007
NET SALES

Label Products	$26,026	$28,219
Specialty Paper Products	38,588	38,037
All Other	1,093	908

Reconciling Items:
Eliminations	(1,781)	(1,995)

Net sales	$63,926	$65,169

Gross Margin

Label Products	$3,805	$5,053
Specialty Paper Products	5,893	6,326
All Other	166	110

Reconciling Items:
Eliminations	(6)	(38)

Total gross margin from continuing operations	9,858	11,451

DEPRECIATION AND AMORTIZATION

Label Products	$467	$539
Specialty Paper Products	502	512
Reconciling Item:
Selling, Administrative and Research and Development	82	168

Total depreciation and amortization	$1,051	$1,219

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$103	$48
Specialty Paper Products	137	192
Reconciling Item:
Selling, Administrative and Research and Development	285	38

Total Investment in plant and equipment	$525	$278

PENSION AND POSTRETIREMENT EXPENSE

Label Products	$67	$100
Specialty Paper Products	48	37
Reconciling Item:
Selling, Administrative and Research and Development	168	225

Total pension and postretirement expense	$283	$362